Exhibit 10.11

EVOGENE LTD.

KEY EMPLOYEE SHARE INCENTIVE PLAN, 2003

I. Name, Purpose and Definitions

1. Name

This plan, as amended from time to time, shall be known as the Evogene Ltd. Key Employee Share Incentive Plan, 2003 or the Plan.

2. Purpose

2.1. The purpose and intent of the Plan is to provide incentives to the Israeli employees and directors of Evogene Ltd. by giving them the opportunity to purchase Ordinary Shares, pursuant to an incentive plan approved by the Board of Directors of the Company and the Israeli tax authorities, which is designed to benefit from tax benefits available to employees under Section 102 of the Income Tax Ordinance, and the rules and regulations promulgated thereunder.

2.2. This Plan is designed to comply with the “Capital Gain Track” under Section 102 of the Income Tax Ordinance; i.e. Options granted hereunder shall be subject to Section 102(b)(2) of the Income Tax Ordinance, as may be amended from time to time.

3. Definitions

As used in this Plan, the following terms shall have the meanings assigned to them in this Section 3.

“Board” shall mean the board of directors of the Company.

“Company” shall mean Evogene Ltd.

“Companies Law” shall mean the Israeli Companies Law, 1999.

“Controlling Shareholder” shall mean any person that holds, directly or indirectly, alone or together with such person’s Relative, either: (i) 10% or more of the Company’s issued share capital or voting power; (ii) the right to hold 10% or more of the Company’s issued share capital or voting power or to acquire the same; (iii) the right to receive 10% or more of the Company’s profits; or (iii) the right to appoint at least one Director.

“Date of Grant” shall have the meaning set forth in Section 9.2.

“Director” shall mean a member of the Board.

“Disability” shall mean the inability, due to illness, injury or mental condition to engage in any gainful occupation for which an individual is qualified by education, training or experience, and such condition continues for at least six (6) months.

“Employee” shall mean an Israeli employee of the Company, including an Israeli Director or other Officer of the Company, excluding, however, a Controlling Shareholder.

“Exercise Price” shall mean the price required to be paid by a Grantee in connection with the exercise of an Option.

“Fair Market Value” shall mean, as of any date, the value of an Ordinary Share, which shall be determined as follows: (i) if the Ordinary Shares are listed or quoted on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable; or (ii) in the absence of an established market for the Shares, the Fair Market Value thereof as determined in good faith by the Board.

“Grantee” an Employee to whom Options are granted under this Plan.

The “Income Tax Ordinance” shall mean the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“M&A Transaction” shall mean a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity.

“Notice of Grant” shall have the meaning set forth in Section 9.3.

“Officer” shall mean an office holder in the Company – “Nose Misra” , as such term is defined in the Companies Law, excluding, however, a Director.

“Option” shall mean an Option to purchase one (1) Ordinary Share.

“Ordinary Share” shall mean an Ordinary Share of the Company, NIS 0.01 par value.

“Relative” shall mean a spouse, sibling, parent, grand-parent, descendant, a spouse’s descendant and a spouse of any of the foregoing.

“Release Date” shall have the meaning set forth in Section 10.2.

“Subsidiary” shall mean a present or future company that is controlled by the Company.

“Successor Corporation” shall mean the surviving entity in a M&A Transaction.

“Trustee” shall mean a trustee designated by the Board and approved by the Income Tax Authorities.

II. General Terms and Conditions of the Plan

4. Administration

4.1. The Plan will be administered by the Board. The Board shall have the full authority in its sole and absolute discretion, from time to time and at any time, to determine:

(a) the identity of the Grantees;

(b) the number of Options to be granted to each Grantee;

(c) the time or times at which the same shall be granted;

(d) the Exercise Price, vesting schedule and terms and conditions relating to the exercise of such Options;

(e) the schedule and conditions on which the Options and/or Ordinary Shares issued upon exercise of Options shall be released from the Trustee; and/or

(f) any other matter that, in the Board’s sole and absolute discretion, is necessary or desirable for, or incidental to, the administration of the Plan. Without derogating from the above, in determining the number of Options to be granted to each Grantee, the Board may consider, among other things, the Grantee’s salary, the duration of the Grantee’s employment by the Company, and the Grantee’s contribution to the Company.

4.2. The Board may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.3. Subject to and in accordance with the provisions of the Companies Law, the Board shall be entitled to delegate its power hereunder to a compensation committee that shall be comprised of members of the Board.

4.4. The interpretation and construction by the Board of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

5. Limitations on Grant of Options & Shares

5.1. The Board shall be entitled to grant to certain Employees shares of the Company instead of Options, as it may deem desirable. The provisions of the Plan shall apply to such grant of shares mutatis mutandis.

5.2. No shares, and/or options to purchase shares, of the Company may be granted to any Employee of the Company other than under the terms of the Plan, or of another plan that shall be adopted by the Board under the terms of Section 102 of the Income Tax Ordinance. In any event, the Board may not adopt a new share incentive plan for the grant of shares and/or options to purchase shares to Employees prior to January 2005.

6. Eligible Grantees

6.1. The Board, at its discretion, may grant Options to any Employee, provided, however that all grants of Options to directors and other Officers of the Company shall be authorized and implemented only in accordance with the provisions of the Companies Law.

6.2. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other share options incentive plan of the Company, or any parent or subsidiary company of the Company.

7. Subsidiaries

Notwithstanding anything to the contrary in this Plan, the Board may resolve that this Plan shall apply to all or part of the Subsidiary of the Company. In such event, the employees and directors of such Subsidiaries shall be deemed to be “Employees”, for all intent and purpose under this Plan and all the provisions of this Plan shall apply to such Subsidiaries mutatis mutandis.

8. Reserved Shares

The Board may from time to time reserve certain amounts of authorized but unissued Ordinary Shares for the purpose of granting Options and/or Ordinary Shares under the Plan. If an Option granted under the Plan expires or becomes unexercisable, the Ordinary Share covered by such Option shall become available for future grants under the Plan, unless the Plan has terminated.

9. Grant of Options

9.1. Options may be granted at any time after the passage of thirty (30) days following the delivery by the Company to the Israeli income tax authorities of this Plan for their approval.

9.2. The Date of Grant of an Option shall be the date specified by the Board in its determination relating to the award of such Option.

9.3. The Board shall remit to each Grantee a Notice of Grant, which shall include the number of Options granted to such Grantee, the vesting schedule, the terms of exercise of such Options and such other terms and conditions as the Board, at its discretion, may prescribe.

10. Trust

10.1. All Options granted under the Plan to Grantees shall be granted by the Company to the Trustee, who shall hold each such Option and the Ordinary Shares issued upon exercise thereof in trust for the benefit of the Grantee in respect of whom such Option was granted. All certificates representing Ordinary Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Ordinary Shares are released from the trust as herein provided.

10.2. Anything herein to the contrary notwithstanding, the Release Date of an Option shall be the later of: (i) upon expiration of the “Capital Gain Track”’ holding period that is applicable to such Option, pursuant to Section 102 of the Income Tax Ordinance or any regulations, rules or orders or procedures promulgated thereunder, as amended from time to time (the “Holding Period”); (ii) the vesting of such Option, provided, however, that if the tax authorities permit the release of Options prior to the lapse of the Holding Period, the Release Date of an Option shall be the vesting of such Option.

10.3. After the Release Date, Options granted, and/or Ordinary Shares issued to the Trustee shall continue to be held by the Trustee, on behalf of the Grantee.

10.4. From the Release Date and thereafter, upon the written request of a Grantee, the Trustee shall release Options, and/or the Ordinary Shares issued upon the exercise thereof, from the trust. However, the Trustee shall not release any such Options and/or Ordinary Shares to a Grantee unless the latter provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

10.5. Alternatively, from and after the Release Date, upon the written instructions of the Grantee to sell any Ordinary Shares issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities, and shall pay the balance thereof directly to the Grantee (after deducting its costs as provided hereunder), reporting to such Grantee and to the Company the amount so withheld and paid to said tax authorities.

Should the Trustee sell Ordinary Shares at the request of the Grantee, the Grantee shall pay the Trustee for its services and expenses incurred with respect to such sale of shares, and the Trustee will be entitled to withhold such amounts and pay the balance thereof to said Grantee.

11. Dividends and Voting Rights; Rights as Shareholders

11.1. All Ordinary Shares issued upon the exercise of Options granted under the Plan shall entitle the Grantee to all the rights attached to the Ordinary Shares of the Company, including the right to receive dividends with respect thereto and to vote the same at any meeting of the shareholders of the Company, subject however to the provisions of Sections 11.2 and 11.4.

11.2. For as long as Ordinary Shares are held by the Trustee on behalf of a Grantee, cash dividends or dividends in kind or assets shall paid or distributed directly to the Grantee. However, all share dividends and/or bonus shares and/or securities of the Company issued and/or distributed to the Grantee with respect to Ordinary Shares held by the Trustee on behalf of a Grantee shall be remitted to the Trustee, which shall hold the same for the benefit of such Grantee until the Release Date, and such share dividends, bonus shares or securities of the Company shall be subject to the provisions of Section 102 of the Income Tax Ordinance.

11.3. Until the closing of an initial public offering of equity securities of the Company, Ordinary Shares issued upon the exercise of Options granted under the Plan shall be voted by an irrevocable proxy to the Chairman of the Board of Directors of the Company. On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board of Directors of the Company shall vote in accordance with the resolution that would have been adopted by all shareholders of the Company actually voting on such issue other than the shareholders represented by such proxy. Each Grantee shall authorize the Trustee to sign such a proxy with respect to his or her Shares.

11.4. For the avoidance of any doubt, the Grantees shall not be deemed for any purpose whatsoever to be shareholders of the Company before the exercise of the Options granted to them and shall have no rights or privileges as shareholders of the Company, nor shall they be deemed to be a class of shareholders, or creditors, of the Company for purpose of, inter alia, the operation of sections 341, 350, 351 of the Companies Law and the approvals of mergers thereunder. In addition, and without derogating from the foregoing, Sections 184 and 185 of the Companies Law shall not apply to the Grantees in respect of unexercised Options.

12. Vesting and Term of Options

Without derogating from the rights and powers of the Board under Section 4.1 hereof, unless otherwise specified in the Notice of Grant, each Option shall be exercisable for a term of ten (10) years and the schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for, and acquire, the Ordinary Shares, shall be as follows:

12.1.

In the case of a first-time grant to a new Employee: (i)  1/4 of the Options granted to such Employee shall vest at the first anniversary of such Employee’s employment with the Company; and (ii) 1/48 of the Options granted to such Employee shall vest at the end of each calendar month after the first anniversary of his/her employment with the Company.

12.2.	In the case of additional grants to a continuing Employee: 1/48 of the Options granted to such continuing Employee under such additional grant shall vest at the end of each calendar month after such date of grant.

13. Exercise Price

Without derogating from the rights and powers of the Board under Section 4.1 hereof, the Exercise Price per Ordinary Share covered by each Option shall not be less than the par value of the Ordinary Shares.

14. Exercise of Options

14.1. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

14.2. The exercise of an Option shall be made by a written notice of exercise delivered by the Grantee to the Company at its principal executive office specifying the number of Options to be exercised and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.

14.3. Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 15 hereof, if any Option has not been exercised within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in trust as aforesaid, the trust with respect thereto shall ipso facto expire.

14.4. Each payment for Ordinary Shares shall be in respect of a whole number of Ordinary Shares, and shall be effected in cash or by a cashier’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

15. Termination of Employment

In the event that a Grantee ceases to be employed by the Company for any reason, all Options previously granted to such Grantee shall terminate as follows:

15.1. If the Grantee’s termination of employment is due to such Grantee’s death or Disability, such Options (to the extent exercisable at the time of the Grantee’s termination of employment) shall be exercisable by the Grantee’s legal representative, estate manager or any other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution, or the Grantee, as the case might be, for a period of twelve (12) months following such termination of employment or provision of services (but in no event after the expiration date of such Options), and shall thereafter terminate.

15.2. If the Grantee’s termination of employment is due to, or connected with, one of the following instances, the trust with respect to said Grantee’s options shall ipso facto expire and the Grantee shall not be entitled to exercise any of the Options, even if such Options had already vested at that time. The said instances are as follows:

(a) The Grantee acts dishonestly or breaches his fiduciary duties or duty of loyalty towards the Company and/or its subsidiaries;

(b) The Grantee is grossly negligent in fulfilling his duties towards the Company and/or its subsidiaries;

(c) The Grantee breaches intentionally in a material way the terms of his employment agreement, or other agreement with the Company and/or its subsidiaries.

15.3. If the Grantee’s termination of employment is for any reason other than those described in sub-sections 15.1 or 15.2 above, such Options (to the extent exercisable at the time of the Grantee’s termination of employment or provision of services) shall be exercisable for a period of ninety (90) days following such termination of employment or provision of services, and shall thereafter terminate.

15.4. Options that have not vested at the time of the Grantee’s termination of employment shall expire immediately upon the termination of such employment.

15.5. Notwithstanding the foregoing provisions of this Section 15, the Board may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Sections 15.1, 15.3 or 15.4, but in no event beyond the term of the Option.

For the purpose of this Section 15, the transfer of an Employee from the employ of the Company to the employ of a Subsidiary or between Subsidiaries shall not be deemed to be a termination of Employment.

16. Adjustment Upon Changes in Capitalization, M&A Transaction or Restructuring

16.1. Subject to any required action by the shareholders of the Company, the number of outstanding Options as well as the Exercise Price of each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, bonus share issue, any other securities dividend, combination of the Ordinary Shares or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of any consideration by the Company, provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of outstanding Options and Exercise Price thereof.

16.2. In the event of a M&A Transaction, then upon the consummation of such M&A Transaction, each outstanding Option shall be substituted by an equivalent security the Successor Corporation, and each Grantee shall be entitled to purchase, subject to the conditions herein stated, such Successor Corporation’s replacement securities, as were exchangeable for the number of Ordinary Shares, which such Grantee would have been entitled to purchase except for such M&A Transaction, and the appropriate adjustments in the Exercise Price of such Options shall be made in order to reflect such exchange.

16.3. In addition, subject to any applicable law, the Board shall have full power and authority to determine that, in connection with a proposed M&A Transaction, the vesting of all, or part of, the Options outstanding and unvested at that time shall be accelerated so that any unvested Option or any portion thereof shall be vested immediately prior to closing of the M&A Transaction.

16.4. Notwithstanding the above and subject to any applicable law, the Board shall have full power and authority to determine that, in connection with a M&A Transaction, if the Successor Company does not agree to assume or substitute the Options, any vested (including pursuant to Section 16.3 above) and unexercised Option shall be automatically exercised by way of a Net Exercise immediately prior to the closing of the M&A Transaction.

For the purpose of this Section 16.4 the term “Net Exercise” shall mean the exercise of an Option for a number of Ordinary Shares that shall be computed using the following formula:

X	=	A-B
A

Where  X = the number of Ordinary Shares to be issued to the Grantee.

             A = the Fair Market Value of one Ordinary Share.

             B = the Exercise Price.

No fractional Ordinary Shares shall be issued in connection with a Net Exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Fair Market Value of such Ordinary Shares.

16.5. If the Company is voluntarily liquidated, the Company shall notify, in writing, all Grantees who hold unexercised Options of such liquidation and such Grantees shall then be entitled to exercise such Options within fourteen (14) days. Any Option that remains unexercised at the end of such fourteen-day period shall immediately expire.

16.6. In the event of a restructuring of the Company’s capital, that is not regulated under this Section 16, then upon the consummation of such restructuring, each Grantee shall be entitled to purchase, subject to the conditions herein stated, such number of the Company’s replacement securities, as were exchangeable for, or have come in the stead of, the number of Ordinary Shares, which such Grantee would have been entitled to purchase except for such restructuring, and the appropriate adjustments shall be made to reflect such action.

17. Non-Transferability

17.1. No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

17.2. Subject to all conditions and terms set out in the Articles of Association of the Company and subject to all conditions and terms set out in this Plan, each Grantee shall be entitled to transfer to any third party any Ordinary Shares purchased pursuant to the exercise of Options granted to him/her.

18. Lock-Up

After the Company’s initial public offering in any stock exchange, all shares held by the Grantee shall be subject to any legal restrictions on the sale of shares of the Company and/or to any restrictions on the sale of shares of the Company required by the underwriters in such public offering, and the Grantee shall be required to cooperate with the Company and sign any document that may be required by the underwriters.

19. Amendment of the Plan

Subject to Section 5.2, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. Subject to Section 16, in no event an action of the company shall alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

20. Tax Consequences

All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and the Trustee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon.

21. Continuance of Employment

Neither this Plan nor the grant of an Option hereunder shall impose any obligation on the Company to continue the employment of any Grantee, or to use services of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment or provision of services at any time.

22. Governing Law

The Plan and all instruments issued thereunder or connection therewith, shall be governed by, and interpreted in accordance with the laws of the State of Israel.

23. Application of Funds

The proceeds received by the Company from the issuance of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company, or as otherwise determined by the Board.

24. Multiple Agreements

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Board.

25. Non-Exclusivity of the Plan

Unless otherwise agreed to in writing by the Grantee, or otherwise specifically stated in the Notice of Grant, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.